                            [Letterhead of KPMG LLP]

Independent Auditors' Consent

The Board of Directors
NN Inc.

We consent to the incorporation by reference in the registration statements (No.
33-87572, No. 333-50934, No. 333-69588) on Form S-8 and the registration statement (No. 333-100119) on Form S-3 of NN, Inc. of our report dated February
24, 2003, with respect to the consolidated balance sheets of NN, Inc. and
Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income and comprehensive income, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of NN, Inc. and
Subsidiaries. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets in 2002 and a change in the
Company's method of accounting for derivative instruments and hedging activities in 2001.

                                                /s/ KPMG LLP

Charlotte, North Carolina
March 31, 2003